Exhibit 99.2

KULR TECHNOLOGY CORPORATION

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

KULR TECHNOLOGY CORPORATION

Condensed Balance Sheets

	March 31,	December 31,
	2017	2016
	(unaudited)
Assets

Current Assets:
Cash	$50,174	$9,087
Account receivable	-	6,900
Inventory	12,932	12,932
Note receivable - related party	85,000	85,000
Interest receivable - related party	2,885	2,152
Other current receivable	30,000	30,000
Other current receivable - related parties	2,000	2,000
Prepaid expenses and other current assets	8,000	15,992

Total Current Assets	190,991	164,063

Property and equipment, net	309	462

Total Assets	$191,300	$164,525

Liabilities and Stockholders' Deficiency

Current Liabilities:
Accrued expenses and other current liabilities	$98,998	$72,445
Accrued expenses and other current liabilities - related parties	375,276	359,241
Note payable - related party	200,000	-

Total Current Liabilities	674,274	431,686

Commitments and contingencies

Stockholders' Deficiency:
Preferred stock, $0.0001 par value, 8,400,000 shares authorized;
Series A Convertible Preferred Stock, 5,000,000 shares designated; 5,000,000 shares issued and outstanding	500	500
Series A1 Convertible Preferred Stock, 3,400,000 shares designated; 1,833,334 shares issued and outstanding	183	183
Common stock, $0.0001 par value, 33,400,000 shares authorized; 21,500,000 shares issued and outstanding	2,150	2,150
Additional paid-in capital	1,675,827	1,663,816
Accumulated deficit	(2,161,634)	(1,933,810)

Total Stockholders' Deficiency	(482,974)	(267,161)

Total Liabilities and Stockholders' Deficiency	$191,300	$164,525

The accompanying notes are an integral part of these condensed financial statements.

1

KULR TECHNOLOGY CORPORATION

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended,
	March 31,
	2017	2016

Revenues	$-	$3,300

Cost of revenues	-	2,583

Gross Profit	-	717

Operating Expenses:
Research and development	13,180	-
Research and development - related parties	131,115	109,379
General and administrative	81,744	90,296

Total Operating Expenses	226,039	199,675

Loss From Operations	(226,039)	(198,958)

Other Income (Expense):
Interest income	-	5
Interest income - related party	734	-
Interest expense - related party	(2,319)	-

Total Other (Expense) Income	(1,585)	5

Loss Before Income Taxes	(227,624)	(198,953)

Income tax expense	200	200

Net Loss	$(227,824)	$(199,153)

Net Loss Per Share
- Basic and Diluted	$(0.01)	$(0.01)

Weighted Average Number of Common Shares Outstanding
- Basic and Diluted	21,014,583	17,312,538

The accompanying notes are an integral part of these condensed financial statements.

2

KULR TECHNOLOGY CORPORATION

Condensed Statements of Cash Flows

(unaudited)

	For the Three Months Ended
	March 31,
	2017	2016

Cash Flows From Operating Activities
Net loss	$(227,824)	$(199,153)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	153	189
Stock-based compensation	12,011	7,474
Changes in operating assets and liabilities:
Account receivable	6,900	-
Inventory	-	2,583
Interest receivable - related party	(733)	-
Prepaid expenses and other current assets	7,992	-
Accrued expenses and other current liabilities	26,553	21,379
Accrued expenses and other current liabilities - related parties	16,035	74,401

Net Cash Used In Operating Activities	(158,913)	(93,127)

Cash Flows From Financing Activities
Proceeds from loan from related party	200,000	-

Net Cash Provided By Financing Activities	200,000	-

Net Increase (Decrease) in Cash	41,087	(93,127)

Cash - Beginning of Period	9,087	138,753

Cash - End of Period	$50,174	$45,626

The accompanying notes are an integral part of these condensed financial statements.

KULR TECHNOLOGY CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

(UNAUDITED)

Note 1 – Business Organization, Nature of Operations and Basis of Presentation

Organization and Operations

KULR Technology Corporation, a Delaware corporation (“KULR” or the “Company”), was formed in 2013 and is based in Santa Clara, California. KULR is primarily focused on commercializing its thermal management technologies in the high value, high-performance consumer electronic and energy storage applications. KULR owns proprietary carbon fiber based (Carbon Fiber Velvet or “CFV”) thermal management solutions that it believes are more effective at storing, conducting, and dissipating waste heat generated by an electronic system’s internal components (i.e. semiconductor, integrated circuits “chips”) in comparison to traditional materials, such as copper and aluminum. KULR’s technologies can be applied inside a wide array of electronic applications, such as mobile devices, cloud computing, virtual reality platforms, satellites, internet of things, drones, and connected cars. In addition to thermal management of electronic systems, KULR has developed a highly effective, passive energy storage solution for lithium ion batteries that has been tested and endorsed by the National Aeronautics and Space Administration (“NASA”).

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed financial statements of the Company as of March 31, 2017 and for the three months ended March 31, 2017 and 2016. The results of operations for the three months ended March 31, 2017 are not necessarily indicative of the operating results for the full year ending December 31, 2017 or any other period. These condensed financial statements should be read in conjunction with the audited financial statements and related disclosures of the Company as of December 31, 2016 and for the year then ended, which are included within Exhibit 99.1 of this Current Report on Form 8-K.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to, stock-based compensation, the collectability of receivables, inventory valuations, the recoverability and useful lives of long-lived assets and the valuation allowance related to the Company’s deferred tax assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Concentrations of Credit Risk

The Company maintains cash in bank accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts, periodically evaluates the creditworthiness of the financial institutions and has determined the credit exposure to be negligible.

During the three months ended March 31, 2016, 100% of the Company’s revenues were generated from the same customer. As of December 31, 2016, a receivable from the same customer comprised 100% of the Company’s total account receivable.

Inventory

Inventory is comprised of CFV thermal management solutions which are available for sale. Inventories are stated at the lower of cost and net realizable value. Cost is determined by the first-in, first-out method. Inventory that is sold to third parties is included within cost of sales and inventory that is given as samples is included within operating expenses. The Company periodically reviews for slow-moving, excess or obsolete inventories. Products that are determined to be obsolete, if any, are written down to net realizable value. As of March 31, 2017 and December 31, 2016, the Company’s inventory was comprised solely of finished goods.

KULR TECHNOLOGY CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

(UNAUDITED)

Convertible Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification (“ASC”). The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable and accrued expenses and other current liabilities approximate fair values due to the short-term nature of these instruments. The carrying amounts of the Company’s short–term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates, are comparable to rates of returns for instruments of similar credit risk.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Sales are recognized upon shipment to the customer, free on board shipping point, or the point of customer acceptance.

During the three months ended March 31, 2017 and 2016, the Company recognized $0 and $3,300, respectively, of revenue related to the sale of CFV thermal management solutions.

Research and Development

Research and development expenses are charged to operations as incurred. During the three months ended March 31, 2017 and 2016, the Company incurred $144,295 and $109,379, respectively, of research and development expenses

KULR TECHNOLOGY CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

(UNAUDITED)

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. The fair value of the Company’s restricted equity instruments was estimated by management based on observations of the cash sales prices of both restricted shares and freely tradable shares. Awards granted to directors are treated on the same basis as awards granted to employees. Upon the exercise of an option or warrant, the Company issues new shares of common stock out of its authorized shares.

Net Loss Per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted average number of vested common shares outstanding during the period. During the three months ended March 31, 2017 and 2016, 485,417 and 4,187,462 shares of unvested common stock, respectively, were excluded from weighted average common stock outstanding. Diluted net loss per common share is computed by dividing net loss by the weighted average number vested of common shares, plus the net impact of common shares (computed using the treasury stock method), if dilutive, resulting from the conversion of preferred stock.

The following common stock equivalents are excluded from the calculation of weighted average dilutive common shares because their inclusion would have been anti-dilutive:

	March 31,
	2017	2016
Preferred stock	6,833,334	5,000,000
Total potentially dilutive shares	6,833,334	5,000,000

Subsequent Events

The Company has evaluated subsequent events through June 19, 2017, the date which the financial statements were available to be issued.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of March 31, 2017 and December 31, 2016. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the condensed statements of operations.

Liquidity and Management’s Plans

As of March 31, 2017, the Company had a cash balance, a working capital deficiency and an accumulated deficit of $50,174, $483,283 and $2,161,634, respectively. During the three months ended March 31, 2017, the Company incurred a net loss of $227,824.

KULR TECHNOLOGY CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

(UNAUDITED)

Subsequent to March 31, 2017, the Company received an aggregate of $600,000 associated with the issuance of promissory notes to a related party. In addition, the Company closed on a share exchange agreement with KT High-Tech Marketing, Inc. As a result of the subsequent financing and the closing of the share exchange agreement, the Company believes it has sufficient cash to sustain its operations for at least a year from the date of this filing. See Note 6 – Note Payable – Related Party, Note 10 – Subsequent Events – Promissory Note – Related Party and Note 10 – Subsequent Events – Share Exchange Agreement for additional details.

Note 3 – Prepaid Expenses and Other Current Assets

As of March 31, 2017 and December 31, 2016, prepaid expenses and other current assets consisted of the following:

	March 31, 2017	December 31, 2016
	(unaudited)
Prepaid conference fees	$-	$4,844
Prepaid legal fees	8,000	-
Prepaid salary	-	7,500
Security deposit	-	3,648
Total prepaid expenses and other current assets	$8,000	$15,992

Note 4 – Accrued Expenses and Other Current Liabilities

As of March 31, 2017 and December 31, 2016, accrued expenses and other current liabilities consisted of the following:

	March 31, 2017	December 31, 2016
	(unaudited)
Payroll tax payable	$39,963	$36,422
Accrued professional fees	39,000	18,000
Credit card payable	7,168	9,521
Accrued research and development expenses	10,416	6,250
Other	2,452	2,252
Total accrued expenses and other current liabilities	$98,998	$72,445

Note 5 – Accrued Expenses and Other Current Liabilities – Related Parties

As of March 31, 2017 and December 31, 2016, accrued expenses and other current liabilities – related parties consisted of the following:

	March 31, 2017	December 31, 2016
	(unaudited)
Accrued research and development expenses - related parties	$332,656	$351,540
Due to related party	40,301	7,701
Interest payable - related party	2,319	-
Total accrued expenses and other current liabilities - related parties	$375,276	$359,241

Accrued research and development expenses – related parties consists of (a) a liability of $97,000 and $77,500 as of March 31, 2017 and December 31, 2016, respectively, to the Company’s Chief Technology Officer (“CTO”) in connection with consulting services provided to the Company; and (b) a liability of $235,656 and $274,040 as of March 31, 2017 and December 31, 2016, respectively, to Energy Science Laboratories, Inc. (“ESLI”), a company controlled by the Company’s CTO, in connection with consulting services provided to the Company associated with the development of the Company’s CFV thermal management solutions.

KULR TECHNOLOGY CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

(UNAUDITED)

Due to related party consists of amounts owed to KT High-Tech Marketing, Inc., a Delaware corporation (“KT High-Tech”). The Company’s CEO is the President, CEO, director and controlling shareholder of KT High-Tech.

Note 6 – Note Payable – Related Party

On March 31, 2017, the Company issued to KT High-Tech a promissory note in principal amount of $300,000, of which, $100,000 was received on each of January 17, 2017, February 27, 2017 and April 25, 2017. The note carries an interest rate equal to 8% per annum and accrued interest and principal are due and payable on March 31, 2018. Interest accrues from the date on which the Company receives the loans. As of March 31, 2017, accrued interest was $2,319.

Note 7 – Stockholders’ Deficiency

Common Stock

During the years ended March 31, 2017 and 2016, the Company recognized stock-based compensation expense of $12,011 and $7,474, respectively, which is included within general and administrative expenses on the condensed statements of operations. As of March 31, 2017, there was $54,945 of unrecognized stock-based compensation expense, subject to re-measurement, that will be recognized over the weighted average remaining vesting period of 1.14 years.

Note 8 – Subsequent Events

Promissory Note

On June 8, 2017, the Company issued to KT High-Tech a promissory note in the principal amount of $500,000. The note carries an interest rate equal to 8% per annum and accrued interest and principal are due and payable on March 31, 2018. The Company received $500,000 on June 8, 2017.

Note Receivable – Related Party

On June 13, 2017, the Company’s CEO repaid the $85,000 note receivable as well as accrued interest in the amount of $3,488.

Common Stock

On May 16, 2017, the Company cancelled an aggregate of 3,333,334 shares of the Company’s common stock.

Preferred Stock

On May 25, 2017, the holders of the Company’s Series A Convertible Preferred Stock and Series A1 Convertible Preferred Stock provided notice to the Company of their election to convert 100% of the outstanding shares of preferred stock into an aggregate of 6,833,334 shares of common stock.

Share Exchange Agreement

On June 19, 2017 (the “Closing Date”), KT High-Tech closed a share exchange agreement (the “Share Exchange Agreement”) with KULR and 100% of the shareholders of KULR (the “KULR Shareholders”) whereby KULR Shareholders, holding all of the 25,000,000 common stock or common stock equivalents issued and outstanding of KULR, transferred those shares of KULR to KT High-Tech in exchange for an aggregate of 50,000,000 newly issued shares of common stock, par value $0.0001 per share, of KT High-Tech (the “KT High-Tech Common Stock”). The aggregate of 50,000,000 newly issued KT High-Tech Common Stock represents approximately 64.57% of the outstanding shares of common stock of KT High-Tech following the Closing Date. Upon the closing of the Share Exchange Agreement, KULR became a wholly owned subsidiary of KT High-Tech. Accordingly, KT High-Tech, through its subsidiary KULR, will primarily focus its operations on KULR’s thermal management business. In addition, KT High-Tech plans to continue to develop opportunities in marketing and distributing products targeted at the internet of things (IoT), mobile and energy storage industries.

Based on these facts, the closing of the Share Exchange Agreement was accounted for as a reverse recapitalization under the provisions of ASC 805-40 Business Combinations – Reverse Acquisitions, with KULR being the acquirer for accounting purposes and KT High-Tech being the accounting acquiree.